UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 24, 2017

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, 8th Floor, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01	OTHER EVENTS.

The Board of Directors and the senior management of Pzena Investment Management, Inc. are sad to report that our Executive Vice President and Executive Committee member, Michael Peterson, passed away on July 22, 2017 after a battle with cancer. He was 52 years old. Mike was a dedicated member of our team for the past 19 years, and was a disciplined value investor, a trusted colleague, and a true friend. He will be sorely missed.
Mike previously requested that he be relieved of his portfolio management duties so he could focus on his health, a transition that occurred in late 2016. Since all of our strategies have multiple portfolio managers, Mike was able to concentrate on his well-being without significant disruption to our business. As a result, no successor is being named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: July 24, 2017	By:	/s/Joan Berger
Name: Joan Berger
Title: General Counsel